UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K.

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2015

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01	Changes in Registrant’s Certifying Accountants.

(a)	Our current registered independent public accountant (for the fiscal year ending December 31, 2015), Patrick D Heyn, was dismissed on November 4, 2015. Mr. Heyn was so informed by the registrant in a letter as attached hereto as an exhibit, sent by email attachment and regular mail. Mr. Heyn was engaged by the registrant pursuant to an engagement letter dated July 24, 2015. Mr. Heyn did not issue a report that would cause the following disclaimer to be applicable: during the past 2 years the accountant’s report on the financial statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company’s Board of Directors (consisting of one director, Mrs. Francine Lavoie) approved of the dismissal of Mr. Heyn.

During the time of Mr. Heyn’s employment from July 24 to November 4 of 2015, less than the preceding 2 fiscal years; there were disagreements with Mr. Heyn on matters of accounting principles or practices, financial statement disclosure, or auditing scope or disclosure, which disagreement(s), if not resolved to his satisfaction, would have caused him to make reference to the subject matter of the disagreement(s) in the report; should he have completed one.

Mr. Heyn was preceded by Mr. Terry Johnson as the Company’s auditor; who was suspended by the SEC on October 6, 2015 from practicing as an accountant for entities regulated by the SEC. Previously, in an 8-K dated September 25, 2015, we had stated that we were no longer relying on audit reports and previously issued financial statements that Mr. Johnson was involved in for fiscal years 2012 and 2013 and were investigating whether we could rely on the same for fiscal year 2014. We terminated Mr. Heyn in part because we were not able to obtain a comprehensible, definitive answer from him on how to proceed regarding the problems caused by Mr. Johnson; and in that regard, we were not satisfied with his explanation of the scope, cost and procedure for re-audits to bring the Company compliant. There were disagreements on the valuation of stock issued for management compensation as well as for convertible debt. We also were not satisfied with the scheduling and what we perceived to be a lack of speed and priority involved in Mr. Heyn’s work for us.

In accordance with Item 304(a)(3) of Regulation S-K, a copy of this disclosure is being provided to Mr. Heyn in a timely manner as required by the Item so that he may review it and provide comment to the Commission if he so desires.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1

Letter of Boreal Water Collection, Inc. dismissing Patrick D. Heyn, dated November 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2015

By: /s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors

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